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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-113632 on Form S-8 of our reports dated March 26, 2008, with respect to the consolidated balance sheets as of December 30, 2007 and December 31, 2006 and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive operations and cash flows for each of the two years in the period ended December 30, 2007, and all related financial statement schedules, which reports are included in this Annual Report on Form 10-K of Cherokee International Corporation.

/s/ MAYER HOFFMAN MCCANN P.C. Mayer Hoffman McCann P.C.
Orange County, California March 28, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM